UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Rule 12g-3(a))

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2015

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	96-0002144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box BW Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 18, 2015, BankGuam Holding Company (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 8,930,023 shares entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Votes representing approximately 67.53% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting. The following matters were considered and voted upon, with all nominated directors being elected and all other proposals being approved.

Proposal No. 1: Election of Directors

The stockholders elected each of the three (3) following Class I Directors to hold office for a term of three years:

Director	Shares For	Shares Withheld	Broker Non-Votes
William D. Leon Guerrero	5,928,931	5,489	96,045
Joseph M. Crisostomo	5,761,781	34,501	96,045
Keven F. Camacho	5,905,543	28,877	96,045

Proposal No. 2: An advisory vote to approve the Company’s executive compensation for the named Executive Officers.

Shares For	Against	Abstain	Broker Non-Votes
5,883,422	16,898	34,100	96,045

Proposal 3: An advisory vote to approve the frequency for holding an advisory vote on the Company’s executive compensation for the named Executive Officers.

	1 Year	2 Years	3 Years	Abstain
Shares For	1,270,367	53,248	4,345,912	262,816

Proposal 4: An amendment to the Company’s Articles of Incorporation to provide for the creation of Preferred Shares.

Shares For	Against	Abstain	Broker Non-Votes
5,710,666	53,214	170,691	96,045

Proposal 5: Ratification Of Selection Of Independent Registered Public Accounting Firm

Shares For	Against	Abstain	Broker Non-Votes
6,001,722	6,456	22,287	96,045

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BankGuam Holding Company

Date: May 22, 2015

	By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero
President and Chief Executive Officer